EXHIBIT 3.89

UNITED STATES OF AMERICA

State of Louisiana

Tom Schedler

SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that the attached document(s) of

JALOU FOREST GOLD, LLC

are true and correct and are filed in the Louisiana Secretary of State's Office.

36204856K	ORIGF	6/13/2006	3 page(s)
36432721	CHOFF	4/20/2007	1 page(s)
36015549	1308	1/29/2008	2 page(s)
40207674	10 AR	5/17/2010	1 page(s)

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

March 25, 2011

Secretary of State

AG 36204856K

STATE OF LOUISIANA · UNION · JUSTICE · CONFIDENCE · SECRETARY OF STATE

Certificate ID: 10152253#E5D52

To validate this certificate, visit the following web site, go to **Commercial Division, Certificate Validation**, then follow the instructions displayed.

www.sos.louisiana.gov

Page 1 of 1 on 3/25/2011 8:29:56 AM

Al Ater
Secretary of State

STATE OF LOUISIANA · UNION JUSTICE CONFIDENCE · SECRETARY OF STATE

ARTICLES OF ORGANIZATION

(R.S. 12:1301)

Domestic Limited Liability Company	Return to:
Enclose $75.00 filing fee Make remittance payable to Secretary of State *Do not send cash*	Commercial Division P. O. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

STATE OF Ohio   Check one: (X) Business ( ) Nonprofit

PARISH/COUNTY OF Cuyahoga

1. The name of this limited liability company is : Jalou Forest Gold, LLC
2. This company is formed for the purpose of: (check one)

(X) Engaging in any lawful activity for which limited liability companies may be formed.

( ) ______________________
(use for limiting activity)

3. The duration of this limited liability company is : (may be perpetual) perpetual
4. Other provisions: ______________________

Signatures:

CSWBlake

Christopher S. W. Blake, Esq., authorized representative

____

On this 1st day of June, 2006 before me, personally appeared Christopher S. W. Blake, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed.

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

AMY CAHILL
Notary Public, State of Ohio
My Commission Expires Oct. 21, 20[illegible]
Recorded in Lake County

Amy Cahill
Notary Signature

NOTARIAL SEAL · STATE OF OHIO

SS365 Rev. [illegible]

(See instructions on back)

Al Ater
Secretary of State

LIMITED LIABILITY COMPANY INITIAL REPORT
(R.S. 12:1305 (E))

1. The name of this limited liability company is : Jalou Forest Gold, LLC

2. The location and municipal address, *not a post office box only*, of this limited liability company's registered office:
   718 S. Buchanan, Suite C, Lafayette, LA 70501

3. The full name and municipal address, not a post office box only, of each of this limited liability company's registered agent(s) is/are:
   CT Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

4. The names and municipal addresses, not a post office box only, of the first managers, *or the members:*
   Gameco Holdings, Inc., Sole Member, 10515 Colonial Downs Parkway, New Kent, VA 23124

To be signed by each person who signed the articles of organization:

[signature]
Christopher S. W. Blake, Esq., authorized representative

AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):

See Attached

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

Notary Signature

SS973 Rev. 08/08

(see instructions on back)

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT

BY DESIGNATED REGISTERED AGENT

ACT 769 OF 1987

To the State Corporation Department

State of Louisiana

STATE OF LOUISIANA

CITY OF BATON ROUGE

On this 13 day of June, 2006, before me, a Notary Public in and for the State aforesaid, personally came and appeared, Parrish M. Ritchie, who is to me known to be the Fulfillment Manager of the Baton Rouge office of C T Corporation System, and who, being duly sworn, acknowledged to me that it does hereby accept appointment as the Registered Agent of:

Jalou Forest Gold, LLC, which is a corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2 and 3.

C T CORPORATION SYSTEM REGISTERED AGENT

By:	/s/ Parrish M. Ritchie
Parrish M. Ritchie, Fulfillment Manager

Subscribed and sworn to before me on the day, month and year first above set forth.

/s/ Sharon S. Wendt
Sharon S. Wendt, Notary Public

Notary No. 010589

My commission expires: at death

Jalou Forest Gold, LLC 718 S. Buchanan Street, Suite C Lafayette, Louisiana 70501

April 4, 2007

Louisiana Secretary of State

PO Box 94125

Baton Rouge, LA 70804-9125

Re:     Jalou Forest Gold, LLC (Charter ID. 36204856K) – Change to Initial Report

Dear Sir or Madam:

Please let this letter serve as our intent to amend the Initial Report of Jalou Forest Gold, LLC (the “Company”), which was filed in your office June 13, 2006.

We would like to amend the address of the Member of the Company as follows:

Gameco Holdings, Inc., 718 S. Buchanan Street, Suite C (Second Floor), Lafayette, LA 70501.

Please revise the initial report as indicated above. I understand there is a $25.00 fee to cover this request; therefore, I have enclosed a check in that amount to cover the cost.

Very truly yours,

/s/ Stan W. Guidroz
Stan W. Guidroz
Manager

CLE-997849.1

200 Public Square Suite 2800 Cleveland, OH 44114 2306 phone 216-621.0150 fax 216.241.2824 www.hahnlaw.com

NOTICE OF NEW ADDRESS OF REGISTERED

AGENT FOR SERVICE OF PROCESS

Notice is hereby given pursuant to Louisiana R.S. Title 12:104; 308; 236;1308; 1350 and 9:3432; 9:3422; 9:3401 of the new address of C T Corporation System in the State of Louisiana where process may be served for the domestic and foreign profit corporations, non profit corporations, limited liability companies and limited partnerships represented by C T Corporation System as shown on the records of the Secretary of State.

The agent for service of process, C T Corporation System, was formerly located at: 8550 United Plaza Blvd., Baton Rouge, Louisiana 70809. The new address for the said agent for service of process is: 5615 Corporate Blvd, Suite 400B, Baton Rouge, Louisiana 70808.

Please record the change of registered address for the entities shown on the record of the Secretary of State as being represented by C T Corporation System, as the registered agent. The list of entities is attached to this notice. These entities may now be served at the new address of the agent for service of process as set forth above as of the date of this document is received and filed with the Secretary of State of Louisiana.

I, Kenneth Uva, Vice President of C T Corporation System, hereby declare the contents of this Notice true to the best of my knowledge and belief as of this 28th day of January, 2008.

C T CORPORATION SYSTEM

/s/ Kenneth Uva
Kenneth Uva, Vice President

Sworn to and subscribed before me, the undersigned Notary Public on this date: January 28, 2008.

/s/ Laurel Jean Wellington
Notary Public

LAUREL JEAN WELLINGTON
Notary Public, State of New York
No 01WE6035039
Qualified in Kings County
Certificate Filed in New York County
Commission Expires Dec. 20, 2009

COMMERCIAL DIVISION
STATE OF LOUISIANA
JAY DARDENNE	SECRETARY OF STATE	Uniform Commercial Code
SECRETARY OF STATE		225-925-4704
Fax
225-922-0452
Administrative Services
225.925.4704
Fax
225-925-4726
Corporations
225-925-4704
Fax
225-922-0435

This letter serves as certification that on or about January 29, 2008, our office created a list of the companies for which C T Corporation System serves as registered agent. As per the instructions on the previous page, referred to as Amendment 36015549, we have taken appropriate action to change this registered agent address for all of the clients of C T Corporation System.

Sincerely,

/s/ Carla Bonaventure
Carla Bonaventure
Commercial Division Administrator

JAY DARDENNE
Secretary of State

LIMITED LIABILITY COMPANY
ANNUAL REPORT
For Period Ending
6/13/2010

36204856K

2010

Mailing Address Only (INDICATE CHANGES TO THIS ADDRESS IN THIS BOX) 1

36204856 K
JALOU FOREST GOLD, LLC

718 S. BUCHANAN, STE. C
LAFAYETTE, LA 70501

(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)
Registered Office Address in Louisiana
(Do not use P. O. Box)
718 S. BUCHANAN, STE. C
LAFAYETTE, LA 70501

Federal Tax ID Number

Our records indicate the following registered agents for the company. Indicate any changes or deletions below. All agents must have a Louisiana address. Do not use a P. O. Box. A
NEW REGISTERED AGENT REQUIRES A NOTARIZED SIGNATURE.

C T CORPORATION SYSTEM
5615 CORPORATE BLVD., STE. 400B BATON ROUGE, LA 70808

I hereby accept the appointment of registered agent(s).

New Registered Agent Signature

Sworn to and subscribed before me on
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

Notary Signature **Date**

This report reflects a maximum of three members/managers for the company. Indicate any changes or deletions below. Include a listing of all names and addresses. Do not use a P. O. Box. If additional space is needed attach an addendum. ***Officer titles, such as president or secretary are not acceptable.***

GAMECO HOLDINGS, INC. Member
718 S. BUCHANAN STREET SUITE C (SECOND FLOOR) LAFAYETTE, LA 70501

SIGN →	To be signed by a manager, member, or agent: [signature]	Title: VP of Louisiana Operations	Phone: 337-233-7288	Date: 5/13/10
	Signee's address: 718 S. Buchanan, Suite C Lafayette, LA 70501	Email Address: squidroz@bhwk.com		(For Office Use Only)

Enclose filing fee of $25.00

Return by: 6/13/2010

Make remittance payable to Secretary of State
Do Not Send Cash
Do Not Staple

web site: www.sos.louisiana.gov **DO NOT STAPLE**

To: **Commercial Division**
P. O. Box 94125
Baton Rouge, LA 70804-9125
Phone (225) 925-4704

1

ALL UNSIGNED REPORTS WILL BE RETURNED